ASSIGNMENT OF MEMBERSHIP INTEREST
IN
MOMENTUM GENERAL PARTNERS, LLC

This Assignment of Membership Interest (“***Assignment***”), effective as of November 9, 2020 (“***Effective Date***”), is made by and between SCG DEVELOPMENT PARTNERS, LLC, a Delaware limited liability company (“***Assignee***”) and COMSTOCK REDLAND ROAD III, L.C., a Virginia limited liability company (“***Assignor***”). All capitalized terms used but not otherwise defined herein will have the same meanings ascribed to them in that certain Amended and Restated Limited Liability Company Agreement of Momentum General Partners, LLC dated June 1, 2018 (the “***Operating Agreement***”) by and between Assignor and Assignee.

RECITALS

A. Assignor owns 25% of the membership interests (“***Membership Interest***”) in Momentum General Partners, LLC (“***Company***”) pursuant to the Operating Agreement.

B. Assignor now desires to assign to Assignee, and Assignee desire to assume from the Assignor, the Membership Interest pursuant to Article XIV of the Operating Agreement.

Therefore, in consideration of the sum of $1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. **Assignment and Assumption.**

1.1. Assignment. Effective as of the Effective Date, in accordance with, and as permitted under, Article XIV of the Operating Agreement, Assignor hereby assigns, sells, conveys, and transfers its Membership Interest to Assignee, including, without limitation, all of the Assignor’s interest in the profits, losses, and capital of said Company and all Guaranty Obligations of Assignor, if any, which are allocable to the Membership Interest hereby conveyed, and which have not been distributed or allocated to the Assignor prior to the effective date of this Assignment. Notwithstanding the foregoing, Assignor and Assignee agree that the assignment of Membership Interest herein does not include the assignment of any Development Fees due and owing, or which will come due and owing, to Assignor pursuant to the Development Services Agreement (as defined in the Operating Agreement), and that certain Promissory Note dated November 9, 2020 by Momentum Apartments, LLC (of which the Company is the Managing Member) for the benefit of Assignor.

1.2. Assumption. Effective as of the Effective Date, Assignee hereby accepts the assignment and assumes all of Assignor’s right, title, and interest in and to the Membership Interest and all Guaranty Obligations of Assignor, and agrees to be bound by, perform, keep, and observe all of the obligations, duties, liabilities, covenants, and agreements of Assignor with respect to the Company to the same extent as if Assignee had been an original party to such agreement.

2. **Representations and Warranties.**

2.1. Assignor’s Representations and Warranties. Assignor represents and warrants to Assignee that prior to and as of the Effective Date of this Assignment that the Assignor (a) owns the entire right, title and interest in and to the Membership Interest, (b) has good and marketable title in

and to the Membership Interest, and there are no proceedings in bankruptcy, or other litigation, proceeding, or governmental investigation pending or threatened that might affect the Membership Interest, (c) has the full right, title, power, capacity and authority to validly sell, assign, convey and transfer the Membership Interest, (d) is not a party to any agreement, executed or executory, to sell, hypothecate or otherwise dispose of the Membership Interest, except as set forth in Article XIV of the Operating Agreement, (e) has not sold, hypothecated or otherwise disposed of the Membership Interest, (f) is delivering said Membership Interest free and clear of all liens, encumbrances, demands, charges, security interests, claims or rights of others whatsoever, (g) the Membership Interest constitutes 25% of the ownership interests in the Company, (h) is not a "foreign person" as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and (i) is not in default of any provision of the Company's operating agreement or any other agreement to which it is a party.

2.2. Assignee's Representations and Warranties. Assignee represents and warrants to Assignor that prior to and as of the Effective Date of this Assignment that the Assignee (a) all conditions precedent to Assignee's right to purchase the Membership Interest from Assignor pursuant to Article XIV of the Operating Agreement have been satisfied in full, (b) has the requisite power and authority to accept the assignment of the Membership Interest and to consummate Assignee's assumption of the Membership Interest and all Guaranty Obligations of Assignor as contemplated herein, (c) accepts the assignment of the Membership Interest and all Guaranty Obligations as a valid and legally binding obligation of Assignee, (d) is not a "foreign person" as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and (e) is not in default of any provision of the Company's Operating Agreement.

3. **Governing Law/Venue**. This Assignment will be governed by the law of the Commonwealth of Virginia, without regard to conflicts of laws principles. The parties agree to submit to the exclusive jurisdiction of the state and federal courts located in Fairfax County, Virginia and further agree not to assert any objections or claims of hardship on account of such venue.

4. **Counterparts**. This Assignment may be executed in separate counterparts, each of which when taken together will constitute an original. PDF, TIF, facsimile, or other electronic images of signatures will be deemed originals for all purposes.

5. **Further Assurances**. The parties hereto agree to execute and deliver such further instruments and do further acts and things as may be reasonably required to carry out the intent and purposes of this Assignment.

6. **Binding Effect**. This Assignment will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns.

7. **Recitals**. The Recitals above are hereby incorporated and made a part of this Assignment.

8. **Severability**. Every provision of this Assignment is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid, such illegal or invalid term or provisions will not affect the other terms and provisions hereof, which terms and provisions will remain binding and enforceable.

9. **Amendments**. The terms of this Assignment may not be modified or amended, except by written agreement executed and delivered by Assignor and Assignee.

The undersigned have executed this Assignment as of the first date written above.

ASSIGNOR:

COMSTOCK REDLAND ROAD III, L.C.

By: COMSTOCK HOLDING COMPANIES, INC.,
Manager

By: ______________________
Christopher Clemente, Chief Executive Officer

APPR. BY [initials] LEGAL

ASSIGNEE:

SCG Development Partners, LLC
a Delaware limited liability company
its managing member

By: SCG Development Manager, LLC
a Delaware limited liability company
its managing member

By: SCG Capital Corp.
a Delaware corporation
its sole member

By: ______________________
Name: Stephen P. Wilson
Title: President – Virginia Office